UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2018

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01                                 Entry Into a Material Agreement.

On June 29, 2018, in connection with the pricing of its secondary public offering (the “Offering”), Profire Energy, Inc. (the “Company”) and certain stockholders of the Company (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, as representative of the several underwriters named on Schedule II therein (the “Underwriters”). The Underwriting Agreement provides for the offer and sale by the Selling Stockholders of 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The public offering price for each share of Common Stock is $3.25 per share. In addition, one of the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an additional 1,125,000 shares of Common Stock on the same terms. The Underwriters exercised this option in full on July 2, 2018.
The Underwriters will purchase the shares of Common Stock from the Selling Stockholders at a price of $3.07125 per share, representing a 5.5% discount from the public offering price. Lake Street Capital Markets and Chardan acted as co-managers for the Offering.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
Pursuant to the Underwriting Agreement, and subject to certain exceptions, the Selling Stockholders agreed not to sell or otherwise dispose of any Common Stock for a period ending 365 days after the date of the final prospectus used to sell the Common Stock in the Offering without first obtaining the written consent of Roth Capital Partners.
The Common Stock is being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-225508) initially filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2018 and declared effective by the SEC on June 28, 2018.
The Offering closed on July 3, 2018.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01    Other Events.

On July 3, 2018, the Company issued a press release announcing the completion of the Offering of 8,625,000 shares of Common Stock sold by the Selling Stockholders. The shares sold included the sale of all shares subject to the underwriters’ over-allotment option, which was exercised in full prior to the closing of the Offering on June 3, 2018. The Company did not sell any shares of its common stock in the Offering and did not receive any proceeds from the sale of the shares by the Selling Stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits
Exhibit Number	Description
1.1	Underwriting Agreement, dated June 29, 2018, by and among Profire Energy, Inc., the Selling Stockholders named therein, and Roth Capital Partners, LLC.
99.1	Press Release of Profire Energy, Inc., dated July 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: July 3, 2018	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

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